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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[X]  Soliciting Material Under Rule 14a-12

                               DT INDUSTRIES, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:

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     2)   Aggregate number of securities to which transaction applies:

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     3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     4)   Proposed maximum aggregate value of transaction:

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     5)   Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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     1)   Amount Previously Paid:

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     2)   Form, Schedule or Registration Statement No.:

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     3)   Filing Party:

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     4)   Date Filed:

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         On May 10, 2002, DT Industries, Inc. (the "Company") announced that it has executed agreements to effect its previously announced financial recapitalization transaction. Upon completion of the recapitalization, the Company will (1) extend the maturity date under its senior credit facility from July 2, 2002 to July 2, 2004; (2) sell shares of its common stock in a private placement; (3) repay a portion of the outstanding indebtedness under its credit facility; (4) reduce the outstanding 7.16% Convertible Preferred Securities of DT Capital Trust (and the related junior subordinated debentures of the Company held by the Trust) (the "TIDES") through an exchange of half of the aggregate principal amount of the TIDES, plus all accrued and unpaid interest through March 31, 2002, for shares of common stock; and (5) amend the terms of the remaining TIDES. A copy of the Company's press release issued May 10, 2002 is set forth below.


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NEWS BULLETIN
FROM:

[DT INDUSTRIES LOGO]                                       907 West Fifth Street
                                                                Dayton, OH 45407

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FOR FURTHER INFORMATION:
AT THE COMPANY:                             AT FRB/WEBER SHANDWICK
JOHN M. CASPER                              LISA FORTUNA
CHIEF FINANCIAL OFFICER                     LFORTUNA@WEBERSHANDWICK.COM
(937) 586-5600                              (312) 266-7800

FOR IMMEDIATE RELEASE
FRIDAY, MAY 10, 2002

               DT INDUSTRIES EXECUTES RECAPITALIZATION AGREEMENTS


DAYTON, OH, MAY 10, 2002 - DT INDUSTRIES, INC. (NASDAQ: DTII), an engineering-driven designer, manufacturer and integrator of automation systems and related equipment used to manufacture, assemble, test or package industrial and consumer products, today announced that it has executed the recapitalization agreements with its senior creditors, subordinated debt holders and equity purchasers. Previously, the company announced agreements-in-principle covering these transactions.

The company also said that it has filed its preliminary proxy statement on
Schedule 14A with the Securities and Exchange Commission with respect to the special meeting of stockholders, which is expected to be held in mid-June, in connection with the issuance of 6,260,658 shares in conjunction with the exchange of $35,000,000 of 7.16% Convertible Preferred Securities of DT Capital Trust plus all accrued and unpaid interest through March 31, 2002 at an exchange price of $8.00 per share and the sale of 7,000,000 shares in a private placement to several current stockholders at $3.20 per share. The Company's stockholders are urged to read the preliminary proxy statement, and any other relevant documents filed by the Company with the SEC, because they contain or will contain important information about the Company and the proposed transactions. You may obtain these documents free of charge at the web site maintained by the SEC at http://www.sec.gov. In addition, you may obtain these documents free of charge by making your request to the Company's General Counsel, Dennis Dockins, at 907 West Fifth Street, Dayton Ohio 45407, telephone number: 937/586-5600.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company's stockholders with respect to the issuance of common stock in the private placement and the TIDES restructuring. Information regarding the Company's directors and executive officers is included in the Company's proxy statement for its 2001 Annual Meeting, which was filed with the SEC on October 4, 2001. More recent information regarding the beneficial ownership interests in Company common stock of the Company's directors and executive officers and information regarding the Company is



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included in the preliminary proxy statement regarding the proposed issuance of common stock in the private placement and the TIDES restructuring filed with the SEC.

CONFERENCE CALL

DT Industries will host a conference call to discuss the recapitalization on Monday, May 13, at 10:30 a.m. EDT, which will be webcast on the Internet by Vcall. To attend this virtual conference, log in at http://www.vcall.com. Please access the site at least 15 minutes prior to the scheduled start time in order to download the required audio software. To participate in the live audio call, dial 706-634-1012 or 888-260-4537 at least 5 minutes before start time.

A replay of the webcast will be accessible on the Vcall website for one week. For those unable to listen to the call via the Internet, a replay of the call will be available until 12:00 midnight EDT on May 20, 2002, by dialing 706-645-9291. The confirmation number for the replay is 4167561.




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